Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAMBIOR INC.
(Exact name of registrant as specified in its charter)

Province of Québec	Not Applicable
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)

1111, rue Saint-Charles ouest
Tour est, bureau 750
Longueuil, Québec, Canada J4K 5G4
(Address of principal executive offices)

STOCK OPTION PLAN FOR KEY EMPLOYEES
OF CAMBIOR INC. AND ITS SUBSIDIARIES
(Full title of the Plan)

RL&F Service Corp.
One Rodney Square, 16th Floor
10th and King Streets, Wilmington, DE 19801
(302) 651-7642
Attention: Mark J. Gentile
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per	Aggregate	Registration
Registered	Registered(1)	Share	Offering Price(2)	Fee
Common Shares	3,000,000 Common Shares	U.S. $2.36	U.S. $7,080,000	U.S. $757.56

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plan described herein.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on the American Stock Exchange on December 2, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.         Plan Information.*

ITEM 2.         Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the "Note" to Part I of Form S-8.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.         Incorporation of Documents by Reference.

        The following documents previously filed with the Securities and Exchange Commission (the "SEC") by Cambior Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

        (a)         The Registrant's Annual Report on Form 40-F filed with the SEC on March 31, 2005.

        (b)         Registrant's Reports on Form 6-K furnished to the SEC on: November 8, 2005; September 9, 2005; August 3, 2005; July 7, 2005; June 6, 2005; and May 6, 2005.

        (c)         The Registrant's Annual Report on Form 40-F filed with the SEC on March 31, 2005, containing a description of the class of securities.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents. In addition, reports on Form 6-K furnished by the Registrant to the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date such documents are furnished to the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         Description of Securities.

        Not applicable.

ITEM 5.         Interests of Named Experts and Counsel.

        Not applicable.

ITEM 6.         Indemnification of Directors and Officers.

        The Registrant is incorporated under the laws of the Province of Québec. Under the Companies Act (Québec), the Registrant shall assume the defense of a director or officer prosecuted by a third party for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless the director or officer has committed a grievous offence or a personal offence separable from the exercise of his duties. However, in penal or criminal proceeding, the Registrant shall assume only the payment of the expenses of the director or officer if he had reasonable grounds to believe that his conduct was in conformity with the law, or the payment of the expenses of the director or officer if he has been freed or acquitted. The Registrant shall assume the expenses of the director or officer, if, having prosecuted him for an act done in the exercise of his duties, it loses its case and the court so decides. If the Registrant wins its case only in part, the court may determine the amount of the expenses it shall assume.

        The Registrant's General By-law (By-law No. 17) provides, subject to the provisions of the Companies Act (Québec), that the Registrant shall indemnify its directors, its officers or their predecessors, the persons who upon its request, act as such for a legal person of which it is a shareholder or creditor (or all the persons who assume a responsibility on behalf of the Registrant or of such a legal person), as well as their heirs and agents, for any reasonable expenses, including amounts paid to settle a suit or execute a judgment, incurred during civil, criminal or administrative proceedings to which they were parties in such capacity (including, without limiting the generality of the foregoing, losses, liabilities, expenses and charges (including the amounts paid to settle a suit or execute a judgment) suffered in connection with proceedings for recovery of claims by employees or former employees of the Registrant or of such a legal person (including, without restriction, claims for wages, salaries and other remunerations or benefits) or in connection with claims based on the omission by the Registrant to deduct at source, to withhold, to remit or to pay amounts as taxes, assessments or other expenses of any nature whatsoever in accordance with the requirements of the Companies Act (Québec)), (a) if they acted with integrity and in good faith in the best interests of the Registrant; and (b) in the case of criminal or administrative proceedings resulting in the payment of a fine, if they had sufficient grounds to believe that their conduct was in compliance with the Companies Act (Québec).

ITEM 7.         Exemption from Registration Claimed.

        Not Applicable.

ITEM 8.         Exhibits.

Exhibit
Number	Description

4.1	Restated Articles of Amalgamation of Cambior Inc.

4.2	General By-law of Cambior Inc. (By-law No. 17).

4.3	Stock Option Plan For Key Employees of Cambior Inc. and its Subsidiaries.

5	Opinion of Lucie Desjardins, Senior Legal Counsel of Cambior Inc.

23.1	Consent of Raymond Chabot Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lucie Desjardins, Senior Legal Counsel of Cambior Inc. (included in Exhibit 5).

24	Powers of Attorney (contained on the signature pages of this Registration Statement).

ITEM 9.         Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longueuil, Québec, Country of Canada, on this 9th day of December, 2005.

CAMBIOR INC.

By:	/s/ Lucie Desjardins
Name: Lucie Desjardins
Title: Corporate Secretary

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Marc Dagenais and Lucie Desjardins his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Louis P. Gignac
Louis P. Gignac	President and Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2005

/s/ Bryan A. Coates
Bryan A. Coates	Vice-President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2005

/s/ Guy G. Dufresne
Guy G. Dufresne	Chairman of the Board	December 7, 2005

/s/ Alexander G. Balogh
Alexander G. Balogh	Director	December 7, 2005

/s/ Jean-André Élie
Jean-André Élie	Director	December 7, 2005

/s/ Graham Farquharson
Graham Farquharson	Director	December 7, 2005

/s/ Michel H. Gaucher
Michel H. Gaucher	Director	December 7, 2005

/s/ Hubert T. Lacroix
Hubert T. Lacroix	Director	December 7, 2005

/s/ Robert Normand
Robert Normand	Director	December 7, 2005

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Cambior Inc. in the United States on this 7th day of December, 2005.

CAMBIOR PURCHASING SERVICES INC.
(Authorized U.S. Representative)

By:	/s/ Marc Dagenais
Name: Marc Dagenais
Title: Director

Exhibit Index

Exhibit
Number	Description

4.1	Restated Articles of Amalgamation of Cambior Inc.

4.2	General By-law of Cambior Inc. (By-law No. 17).

4.3	Stock Option Plan For Key Employees of Cambior Inc. and its Subsidiaries.

5	Opinion of Lucie Desjardins, Senior Legal Counsel of Cambior Inc.

23.1	Consent of Raymond Chabot Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lucie Desjardins, Senior Legal Counsel of Cambior Inc. (included in Exhibit 5).

24	Powers of Attorney (contained on the signature pages of this Registration Statement).